As filed with the Securities and Exchange Commission on March 31, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESS TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	98-1550150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
(Address of Principal Executive Offices, including zip code)
ESS Tech, Inc. 2021 Equity Incentive Plan
(Full title of the plan)
Kelly F. Goodman
Interim Chief Executive Officer
26440 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
(855) 423-9920
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Mark B. Baudler Lianna Whittleton Christoph Luschin Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Anthony Rabb Chief Financial Officer 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 (855) 423-9920

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT
ESS Tech, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the same employee benefit plan is effective. The number of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), available for grant and issuance under the 2021 Equity Incentive Plan (the “2021 Plan”) is subject to an annual increase on the first day of each fiscal year beginning with fiscal year 2022, in an amount equal to the least of (i) 1,017,333 shares, (ii) five percent (5%) of the outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of Common Stock determined by the 2021 Plan administrator. On January 1, 2025, the number of shares of the Registrant’s common stock available for grant and issuance under the 2021 Plan increased by 599,325 shares. This Registration Statement registers such additional shares of Common Stock.
In accordance with General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of (i) the registration statement on Form S-8 filed with the SEC on December 15, 2021 (File No. 333-261649), (ii) the registration statement on Form S-8 filed with the SEC on March 4, 2022 (File No. 333-263281), (iii) the registration statement on Form S-8 filed with the SEC on March 2, 2023 (File No. 333-270211), and (iv) the registration statement on Form S-8 filed with the SEC on February 9, 2024 (File No. 333-276988), to the extent supplemented, amended or superseded by the information set forth herein. In accordance with the instructional note to Part I of Form S-8 promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)	Our Annual Report on Form 10-K (File No. 001-39525) for the fiscal year ended December 31, 2024 filed with the SEC on March 31, 2025 (the “Annual Report”);
(2)	Our Current Report on Form 8-K (File No. 001-39525) filed with the SEC on February 14, 2025 (other than information furnished rather than filed);
(3)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on October 8, 2021 pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX

		Incorporated By Reference
Exhibit	Description	Form	File No.	Exhibit No.	Filing Date
4.1	Certificate of Incorporation of ESS Tech, Inc.	8-K	001-39525	3.1	October 15, 2021
4.2	Certificate of Amendment to the Certificate of Incorporation of ESS Tech, Inc.	8-K	001-39525	3.1	May 22, 2023
4.3	Certificate of Amendment to the Certificate of Incorporation of ESS Tech, Inc.	10-Q	001-39525	3.1	August 23, 2024
4.4	Amended and Restated Bylaws of ESS Tech, Inc.	10-Q	001-39525	3.2	November 3, 2022
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C. with respect to the legality of the securities being registered
23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto)
24.1*	Power of Attorney (contained on signature page hereto)
99.1†	2021 Equity Incentive Plan and form of award agreements thereunder	10-K	001-39525	10.9	March 2, 2023
107*	Calculation of Filing Fee Table

*	Filed herewith.
†	Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on March 31, 2025.

ESS TECH, INC.
By:	/s/ Kelly F. Goodman
Kelly F. Goodman
Interim Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly F. Goodman and Anthony Rabb, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelly F. Goodman	Interim Chief Executive Officer	March 31, 2025
Kelly F. Goodman	(Principal Executive Officer)

/s/ Anthony Rabb	Chief Financial Officer	March 31, 2025
Anthony Rabb	(Principal Financial and Accounting Officer)

/s/ Harry Quarls	Chairman of the Board and Director	March 31, 2025
Harry Quarls

/s/ Michael Niggli	Founding Chairman and Director	March 31, 2025
Michael Niggli

/s/ Raffi Garabedian	Director	March 31, 2025
Raffi Garabedian

/s/ Rich Hossfeld	Director	March 31, 2025
Rich Hossfeld

/s/ Sandeep Nijhawan	Director	March 31, 2025
Sandeep Nijhawan

/s/ Kyle Teamey	Director	March 31, 2025
Kyle Teamey

/s/ Alexi Wellman	Director	March 31, 2025
Alexi Wellman